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                                                                     Exhibit 8.1



                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852

                                                                47, Avenue Hoche
                                                                  75008 Paris
TEL (212) 715-9100                                                   France
FAX (212) 715-8000



                                  June 6, 2001


General Maritime Ship Holdings Ltd.
35 West 56th Street
New York, New York 10019

Ladies and Gentlemen:

            We have acted as United States tax counsel to General Maritime Ship Holdings Ltd., a Marshall Islands corporation (the "Company"), in connection with the Company's issuance of common stock, par value U.S. $0.01 per share ("Common Stock"), pursuant to its registration statement on Form S-1, File No. 333-49814, as amended through the date hereof (the "Registration Statement"). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

            For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement and such other documents, records, and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations made by the Company, which we have neither investigated nor verified. We have assumed that such statements and representations are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and representations will be taken. We have also assumed that all representations made "to the best knowledge of" or "beliefs" of any persons will be true, correct, and complete as if made without such qualification. Any inaccuracy in, or breach of, any of the aforementioned statements, representations, and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the "Service") by the Company as to the United States federal income tax consequences to holders of Common Stock. The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.

            Based upon and subject to the foregoing as well as the limitations set forth below, the statements contained in the section of the Prospectus that is part of the Registration Statement (the "Prospectus") (as we understand will be set forth in the Prospectus as finalized) entitled "Tax Considerations - Tax Consequences to Holders - UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS" are accurate and describe the material United States federal income
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KRAMER LEVIN NAFTALIS & FRANKEL LLP

General Maritime Ship Holdings Ltd.
June 6, 2001
Page 2


tax consequences relevant to prospective holders of Common Stock, subject to the limitations and qualification set forth therein.

            No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of the purchase, ownership, and disposition of Common Stock under any non-United States, state, or local tax law. Furthermore, our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Tax Considerations - Taxation of General Maritime - UNITED STATES FEDERAL INCOME TAXATION", "Tax Considerations - Tax Consequences to Holders - UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS" and "Legal Matters" in the Prospectus. The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

            This opinion is being delivered to you for the purpose of being included as an exhibit to the Registration Statement and, except as set forth above, may not be circulated, quoted or otherwise referred to for any other purpose without our written consent.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP